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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15 (d) of the
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 10, 2000

                                   GENTEK INC.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                 001-14789                             02-0505547
            (Commission File No.)           (IRS employer identification no.)

    Liberty Lane, Hampton, New Hampshire                 03842
  (Address of principal executive offices)             (zip code)

       Registrant's telephone number, including area code: (603) 929-2606







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ITEM 5: OTHER EVENTS

         GenTek Inc. ("GenTek") has distributed rights (the "Rights") to subscribe for newly issued shares of the company's common stock (the "Common Stock") for $9.43 per share to its shareholders of record as of January 24, 2000 (the "Rights Offering"). Under the terms of the Rights Offering, holders of Common Stock received, at no cost, 0.20 of a Right for each share of Common Stock held by them on January 24, 2000. Each whole Right entitles the holder to purchase one share of Common Stock for $9.43 per share. The Rights Offering had been set to expire on February 14, 2000. However, on February 10, 2000 GenTek extended the expiration date of the Rights Offering to 5:00 p.m. Eastern Standard Time on February 22, 2000. Rights not exercised by that date will be null and void. The Rights and the Common Stock to be issued upon the exercise of the Rights have been registered under the Securities Act of 1933 pursuant to Amendment No.2 to the Registration Statement on Form S-1 (file No. 333-94297) of GenTek, declared effective by the Securities and Exchange Commission on January 21, 2000, which is incorporated herein by reference.

         GenTek issued an earnings release setting forth the company's financial results for the twelve months ended December 31, 1999 on February 10, 2000. Such earnings release is filed herewith as Exhibit 20.02.



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ITEM 7: EXHIBITS

         The following documents are filed as exhibits hereto:

         20.01 Letter to Shareholders of GenTek, dated February 10, 2000, regarding the extension of the expiration date of the Rights Offering to 5:00 p.m. Eastern Standard Time on February 22, 2000.

         20.02 Press Release, dated February 10, 2000, regarding the financial results of GenTek for the twelve months ended December 31, 1999.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GENTEK INC.

                                   By: /s/Michael R. Herman
                                      ---------------------------------
                                      Name: Michael R. Herman
                                      Title: Vice President and General Counsel

Dated: February 15, 2000



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